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                                                                    EXHIBIT 23.1



                    [Letterhead of Coopers & Lybrand L.L.P.]


We consent to the incorporation by reference in Amendment number 1 to the Registration Statement of The TJX Companies, Inc. on Form S-3 (File No. 333-5501) of our report dated March 12, 1996 on our audits of the financial statements and financial statement schedule of The TJX Companies, Inc. as of January 27, 1996 and January 28, 1995 and for the years ended January 27, 1996, January 28, 1995 and January 29, 1994 which reports are included in or incorporated by reference in, the Annual Report on Form 10-K of the TJX Companies, Inc. for the fiscal year ended January 27, 1996. We also consent to the reference to our Firm under the caption "Experts" and "Selected Consolidated Financial Information."

                                                    /s/ Coopers & Lybrand L.L.P.
                                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
June 14, 1996




3125699.12